EXHIBIT 99.2

2018 EVERSOURCE ENERGY
INCENTIVE PLAN

1.    PURPOSE

        The purpose of the 2018 Eversource Energy Incentive Plan (the Plan) is to attract and retain employees of the Company, to provide an incentive for Participants to generate shareholder value by contributing to the appreciation of shares of Company Stock, to enable Participants to share in the growth of the Company through the grant of Awards, and to provide non-employee Trustees with Equity Awards.

2.    DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and includes certain operational rules related to those terms.

3.    ADMINISTRATION

        The Plan shall be administered by the Compensation Committee. The Board may in any instance perform any of the Plan functions of the Compensation Committee, and the Compensation Committee may delegate such of its Plan duties, powers and responsibilities as it may determine to any other person, including the grant of Awards, in accordance with applicable legal requirements and the Compensation Committee's charter. References to the Compensation Committee in this Plan shall include the Board or the person or persons so delegated to the extent of such delegation, as applicable.

        The Compensation Committee shall select the persons eligible to receive Awards and shall determine the terms and conditions of the Awards. The Compensation Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, other property or a combination thereof); prescribe forms, rules and procedures; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Compensation Committee made under the Plan will be conclusive and will bind all parties.

4.    ELIGIBILITY FOR ANNUAL CASH INCENTIVE AWARDS

        Each employee of the Company employed in a position classified as a Vice President or higher (an Executive Employee) shall be eligible to receive an Annual Cash Incentive Award under the Plan. As soon as practicable after the start of each fiscal year, but in any event within 90 days thereafter, the Compensation Committee shall set performance goals for the Company, which shall be the basis for determining the Annual Cash Incentive Award to be paid to each Executive Employee for such fiscal year, unless otherwise determined by the Compensation Committee. The Compensation Committee shall communicate to each Executive Employee the target and the percentages (including minimums and maximums) of the Annual Cash Incentive Award that such employee is eligible to receive. The Compensation Committee may permit an Executive Employee to defer an Annual Cash Incentive Award in accordance with such procedures as the Compensation Committee may from time to time specify, subject to compliance with Section 409A.

        The Compensation Committee shall certify and announce the Annual Incentive Awards that will be paid by the Company to each Executive Employee as soon as practicable following the final determination of the Company's financial results for the relevant fiscal year. Payment of an Annual Incentive Award that an Executive Employee has not expressly deferred shall be made in cash after the end of the relevant fiscal year but not later than two and one-half months after the end of such fiscal year, only if the employment of the Executive Employee has not been terminated prior to the date that payment is due, except as otherwise specifically provided in a written agreement between the Company and the Executive Employee. The Compensation Committee may provide for complete or partial exceptions to this requirement if an Executive Employee's employment terminates on account of his or her Retirement, death or Disability, or is terminated by the Company without Cause or in connection with a Change in Control.

5.    ELIGIBILITY AND PARTICIPATION FOR EQUITY AWARDS

        The Compensation Committee shall select Participants from among key Employees of the Company and its subsidiaries, it being understood that no Employee whose terms and conditions of employment are subject to negotiation with a collective bargaining agent will be eligible to receive an Equity Award under the Plan until the agreement between the Company and such collective bargaining agent with respect to the Employee provides for eligibility to participate in the Plan. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs and SARs, is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations. Non-employee Trustees shall also participate in the Plan through Stock Awards made as a component of Trustee compensation.

6.    LIMITS ON GRANTS AND COMPENSATION UNDER THE PLAN

        (a)    Number of Shares.    Subject to adjustment as provided in Section 8(b), the maximum number of shares of Company Stock that may be issued in satisfaction of Equity Awards under the Plan on and after the Effective Date shall be 3,200,000 shares. For purposes of this Section 6(a), the number of shares of Company Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Company Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Company Stock (and not only the number of shares of Company Stock delivered in settlement), and (iii) by excluding any shares of Company Stock underlying Awards settled in cash or property (other than Company Stock) or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Company Stock. For the avoidance of doubt, the number of shares of Company Stock available for delivery under the Plan will not be increased by any shares of Company Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 6(a) will be construed to comply with Section 422.

        (b)    Substitute Awards.    The Compensation Committee may grant Substitute Awards under the Plan in substitution for equity awards of an acquired company. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), Company Stock issued under Substitute Awards will be in addition to and will not reduce the number of shares available for Awards under the Plan set forth in Section 6(a), but, notwithstanding anything in Section 6(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Company Stock, the shares of Company Stock previously subject to such Award will not be available for future grants under the Plan. The Compensation Committee will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.

        (c)    Type of Shares.    Shares of Company Stock delivered by the Company under the Plan may be authorized but unissued shares of Company Stock or previously issued shares of Company Stock acquired by the Company.

        (d)    Individual Limits.

          (1)   The following additional limits apply to Awards of the specified type granted or, in the case of Cash Awards, payable to any person in any calendar year.

      (A)
      Stock Options: 500,000 shares of Company Stock.

      (B)
      SARs: 500,000 shares of Company Stock.

      (C)
      Long term Incentive Cash Awards: $4,000,000

      (D)
      Annual Cash Incentive Awards: $4,000,000

      (E)
      Equity Awards (other than Stock Options or SARS): 400,000 shares of Company Stock.

          In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Company Stock underlying those Awards; (iii) the share limits under clause (E) refer to the maximum number of shares of Company Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (E), assuming a maximum payout; (iv) Awards other than Annual Cash Incentive Awards or Long Term Incentive Cash Awards that are settled in cash count against the applicable share limit under clauses (A), (B) or (E), as applicable, and not against the dollar limit under clause (C) and (D); and (v) the dollar limit under clauses (C) and (D) refers to the maximum dollar amount payable under an Annual Cash Incentive Award or Long Term Incentive Cash Award, as applicable, assuming a maximum payout.

          (2)   Notwithstanding the foregoing limits, the aggregate value of all compensation granted or paid to any non-employee Trustee with respect to any calendar year in respect of his or her service as Trustee, including Awards granted under the Plan and cash fees or other compensation paid to the non-employee Trustee for his or her services as a Trustee, including service on committees of the Board during such calendar year, shall not exceed $750,000 in the aggregate, calculating the value of any Equity Awards based on the grant date fair value of such awards in accordance with the Accounting Rules.

7.    RULES APPLICABLE TO AWARDS

        (a)    All Awards.

          (1)    Awards.    Awards under the Plan may consist of any or a combination of the following: Stock Options, SARs, Restricted Stock, Stock Units, including Restricted Stock Units, Performance Awards, Cash Awards and other awards that are convertible into or otherwise based on Common Stock (each, an Award, and, collectively, Awards).

          (2)    Award Provisions.    By accepting (or, under such rules as the Compensation Committee may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are different from the terms and conditions specified herein, as determined by the Compensation Committee. The Compensation Committee shall determine the terms of all Awards, subject to the limitations provided herein. Awards under a particular section of the Plan need not be uniform as among the Participants.

          (3)    Term of Plan.    No Awards may be made after 10 years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

          (4)    Transferability.    Neither ISOs nor, except as the Compensation Committee otherwise expressly provides in accordance with the third sentence of this Section 7(a)(4), other Awards, may be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime, ISOs and, except as the Compensation Committee otherwise expressly provides in accordance with the third sentence of this Section 7(a)(4), SARs and NSOs, may be exercised only by the Participant. The Compensation Committee may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Compensation Committee may impose.

          (5)    Vesting.    The Compensation Committee shall determine the time or times at which an Award vests or becomes exercisable or any restrictions on such Award lapse and the terms on which an Award remains outstanding; provided, however, that no portion of any grant of an Equity Award may be scheduled by its terms to vest prior to the date that is one year following the date the Equity Award is granted; provided also, however, that Equity Awards that by the terms of a grant are scheduled to result in the issuance (as determined in accordance with the rules set forth in Section 6(a)) of an aggregate of up to five percent of the shares of Company Stock reserved for issuance under Section 6(a) may be granted to eligible persons (including Trustees) without regard to the minimum vesting provisions of this Section 7(a). Without limiting the foregoing, the Compensation Committee may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Compensation Committee expressly provides otherwise, however, the following rules will apply if a Participant's Employment ceases:

            (A)  Except as provided in (B) and (C) below, immediately upon the cessation of the Participant's Employment, each Stock Option and SAR that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited.

            (B)  Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(5), and will thereupon immediately terminate.

            (C)  Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(5), and will thereupon immediately terminate.

            (D)  All Equity Awards (whether or not vested or exercisable) held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Compensation Committee would have constituted grounds for the Participant's Employment to be terminated for Cause.

          (6)    Recovery of Compensation.    Upon written demand of the Company, the Compensation Committee may require the forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Company Stock acquired under Awards, with interest and other related earnings, if payment of the Award was predicated on the achievement of certain financial results that were subsequently the subject of a material restatement of the financial statements of the Company, in the judgment of the Board, and if the Participant engaged in fraud or misconduct that caused or partially caused the need for the material restatement, and a lower payment would have been made to the Participant based on the restated financial results. In the event the Participant fails to make prompt reimbursement of any such Award or amounts previously paid or delivered, as applicable, the Company may, to the extent permitted by applicable law, deduct the amount required to be reimbursed from the Participant's compensation otherwise due from the Company; provided, however, that the Company will not seek to recover upon Awards paid more than three years prior to the date the applicable restatement is disclosed. In addition, the Compensation Committee may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds or amounts with respect to the exercise, settlement, payment or disposition of Awards or Company Stock acquired under Awards, with interest and other related earnings, (i) to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended (the Exchange Act), (ii) pursuant to any applicable Company clawback or recoupment policy, as in effect from time to time, or (iii) in connection with a willful violation by the Participant of a material provision of the code of business conduct of the Company or any of its subsidiaries, any material policy of the Company or any of its subsidiaries, or any material provision set forth in an employment agreement occurring within three years following payment of an Award, each, as in effect from time to time, and all as may be determined by the Compensation Committee. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Compensation Committee, and to cause any and all permitted transferees of the Participant to cooperate fully with the Compensation Committee to effectuate any forfeiture or disgorgement required hereunder. Neither the Compensation Committee nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 7(a)(6).

          (7)    Taxes.    The delivery, vesting and retention of Company Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Compensation Committee shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Company may hold back shares of Company Stock from an Equity Award or permit a Participant to tender previously owned shares of Company Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).

          (8)    Dividend Equivalents.    The Compensation Committee may provide for the payment of amounts (on terms and subject to conditions established by the Compensation Committee) in lieu of cash dividends or other cash distributions with respect to Company Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limits or restrictions as the Compensation Committee may impose.

          (9)    Rights Limited.    Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a shareholder except as to shares of Company Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

          (10)    Performance- based Compensation Tax Exception.    In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for any performance-based compensation exception that might now or in the future be contained in any law or regulation, the Compensation Committee shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under such law or regulation, and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Compensation Committee, unless otherwise determined by the Compensation Committee.

          (11)    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Company Stock under the Plan if the Compensation Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 6). In any case where an award is made under another plan or program of the Company or any of its subsidiaries and is intended to qualify for any performance-based compensation exception under law or regulation, and such award is settled by the delivery of Company Stock or another Award under the Plan, the limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Compensation Committee) to preserve the availability of any performance-based compensation exception with respect thereto.

          (12)    Section 409A.

            (A)  Without limiting the generality of Section 12(B) hereof, each Award will contain such terms as the Compensation Committee determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A, or satisfies such requirements.

            (B)  Notwithstanding any provision of this Plan or any Award agreement to the contrary, the Compensation Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Compensation Committee determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

            (C)  If a Participant is deemed on the date of the Participant's termination of Employment to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a "separation from service", such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such "separation from service" and (ii) the date of the Participant's death (the Delay Period). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 7(a)(12) (whether they would have otherwise been payable in a single lump sum or in

7

    installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

            (D)  For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

            (E)  With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a Change in Control of the Company or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a "change in control event" within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

        (b)    Stock Options and SARs.

          (1)    Time and Manner of Exercise.    Unless the Compensation Committee expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Company receives notice of exercise in a form acceptable to the Compensation Committee that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Compensation Committee has received such evidence as it may require that the person exercising the Award has the right to do so.

          (2)    Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Company Stock subject to the Award, determined as of the date of grant, or such higher amount as the Compensation Committee may determine in connection with the grant.

          (3)    Payment of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Compensation Committee or, if so permitted by the Compensation Committee and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Company Stock, or the withholding of shares of Company Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted cashless exercise program acceptable to the Compensation Committee, (iii) by other means acceptable to the Compensation Committee, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (b)(3) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Compensation Committee may prescribe.

          (4)    Maximum Term.    The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 7(b)(2) above).

          (5)    No Repricing.    Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 8 below, the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Company Stock on the date of such cancellation in exchange for cash or other consideration.

8.    EFFECT OF CERTAIN TRANSACTIONS

        (a)   Except as otherwise expressly provided in an Award agreement, Company plan, or other individual agreement, or by the Compensation Committee, the following provisions will apply in the event of a Corporate Transaction or a Change in Control:

          (1)    Assumption or Substitution.    If the Corporate Transaction or Change in Control is one in which there is an acquiring or surviving entity, the Compensation Committee shall provide for either (A) the assumption or continuation of all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    Subject to Section 8(a)(6) below, the Compensation Committee may alternatively or also provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Equity Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Company Stock times the number of shares of Company Stock subject to the Equity Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Equity Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Company Stock) and other terms, and subject to such conditions, as the Compensation Committee determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Equity Award is equal to or greater than the Fair Market Value of one share of Company Stock, the Equity Award may be cancelled with no payment due hereunder or otherwise in respect of such Equity Award.

          (3)    Acceleration of Certain Awards.    Subject to Section 8(a)(6) below, the Compensation Committee may provide that any Equity Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Company Stock remaining deliverable under any outstanding Award of Company Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Company Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Compensation Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Corporate Transaction or Change in Control.

          (4)    Termination of Awards upon Consummation of a Corporate Transaction or Change in Control.    Except as the Compensation Committee may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Corporate Transaction or a Change in Control, other than (A) any Award that is assumed or substituted pursuant to Section 8(a)(1) above, and (B) any Cash Award that by its terms, or as a result of action taken by the Compensation Committee, continues following the Corporate Transaction or Change in Control.

          (5)    Involuntary Employment Action.    Except as otherwise provided in an Award agreement or an individual agreement, if at any time within two (2) years after the effective date of a Change in Control there is an Involuntary Employment Action with respect to a Participant, each then outstanding Equity Award assumed, substituted or continued under Section 8(a)(1) and held by such Participant (or a permitted transferee of such person), to the extent then outstanding, shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Participant, any outstanding Options or SARs held by such Participant (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

          (6)    Additional Limitations.    Any share of Company Stock and any cash or other property delivered pursuant to Section 8(a)(2) or Section 8(a)(3) above with respect to an Equity Award may, in the discretion of the Compensation Committee, contain such restrictions, if any, as the Compensation Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with a Corporate Transaction or a Change in Control. For purposes of the immediately preceding sentence, a cash-out under Section 8(a)(2) above or an acceleration under Section 8(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Corporate Transaction or Change in Control, the Compensation Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Company Stock in connection with the Corporate Transaction or Change in Control be placed in escrow or otherwise made subject to such restrictions as the Compensation Committee deems appropriate to carry out the intent of the Plan.

        (b)    Changes in and Distributions with Respect to Company Stock.

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Compensation Committee shall make appropriate adjustments to the maximum number of shares of Company Stock specified in Section 6(a) that may be issued under the Plan and to the maximum share limits described in Section 6(d), and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Equity Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Equity Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Compensation Committee may also make adjustments of the type described in Section 8(b)(1) above to take into account distributions to shareholders other than those provided for in Section 8(a) and 8(b)(1), or any other event, if the Compensation Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Company Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

9.    LEGAL CONDITIONS ON DELIVERY OF COMPANY STOCK

        The Company will not be obligated to deliver any shares of Company Stock pursuant to the Plan or to remove any restriction from shares of Company Stock previously delivered under the Plan until: (i) the Company is satisfied that any legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Company Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and

(iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Company Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Company Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Compensation Committee determines that stock certificates will be issued to Participants under the Plan, the Compensation Committee may require that certificates evidencing Company Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Company Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.    AMENDMENT AND TERMINATION

        The Compensation Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan, the Compensation Committee may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Compensation Committee expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Compensation Committee.

11.    MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting or being deemed to have accepted an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Compensation Committee, nor any person acting on behalf of the Company, any of its subsidiaries, or the Compensation Committee, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

        (c)    Funding of the Plan.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards.

        (d)    Disclaimer of Liability.    The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

12.    ESTABLISHMENT OF SUB-PLANS

        The Compensation Committee may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Compensation Committee) by adopting supplements to the Plan containing, in each case, such limitations on the Compensation Committee's discretion under the Plan, and such additional terms and conditions, as the Compensation Committee deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies, as determined by the Compensation Committee.

13.    GOVERNING LAW

        (a)    Certain Requirements of Corporate Law.    Equity Awards will be granted and administered consistent with the requirements of applicable Massachusetts law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Company Stock is listed or entered for trading, in each case as determined by the Compensation Committee.

        (b)    Other Matters.    Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        (c)    Jurisdiction.    By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

        "Accounting Rules":    Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

        "Annual Cash Incentive Award":    An Award denominated in cash that has a performance period of one (1) year.

        "Board":    The Board of Trustees of the Company.

        "Cash Award":    An Award denominated in cash, including an Annual Cash Incentive Award and a Long-Term Incentive Cash Award.

        "Cause":    Unless otherwise defined in any then effective agreement between a Participant and the Company or its predecessors, "Cause" means, except to the extent specified otherwise by the Committee acting on behalf of the Company, the Participant's conviction of a felony; in the reasonable determination of the Compensation Committee, the Participant's commission of an act of fraud, embezzlement, or theft in connection with the Participant's duties in the course of the Participant's employment with the Company; acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of confidential information of the Company, or engaging in gross misconduct or gross negligence in the course of the Participant's employment with the Company, or the Participant's material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Compensation Committee specifying the details thereof. For purposes of this Plan, an act or omission on the part of a Participant shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In the event a Participant's employment or service is terminated for Cause, in addition to the immediate termination of all Grants, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares.

        "Change in Control":    Unless otherwise defined in any then effective agreement between a Participant and the Company or its predecessors, (i) an event in which any person or entity, is or becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 under the Exchange Act) of such person or entity, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the consummation of the merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger; or (iii) at any time the Trustees as of the Date of Adoption or Trustees nominated by the Board do not constitute a majority of the Board (or, if applicable, the board of directors of a successor to the Company), provided, however, that any individual becoming a Trustee subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of actual or threatened election contest with respect to the election or removal of Trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

        Notwithstanding the foregoing, in any case where the occurrence of a Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term "Change in Control" shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a "change in control event" as that term is defined in the regulations under Section 409A.

        "Code":    The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Compensation Committee":    The Compensation Committee of the Board.

        "Company":    Eversource Energy, a Massachusetts voluntary association.

        "Corporate Transaction":    Means any of: (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving entity or which results in the acquisition of all or substantially all of the then outstanding Company Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company's assets or (iii) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Compensation Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

        Notwithstanding the foregoing, in any case where the occurrence of a Corporate Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term "Corporate Transaction" shall mean an occurrence that both (a) satisfies the requirements set forth above in this definition and (b) is a "change in control event" as that term is defined in the regulations under Section 409A.

        "Date of Adoption":    The date the Plan was approved by the Company's Board.

        "Disability:    A Participant's being determined to be disabled within the meaning of the long-term disability plan or program that is a part of the Eversource Energy Service Company Flexible Benefits Plan (or any successor plan or program).

        "Employee":    Any person who is employed by the Company or any of its subsidiaries.

        "Employment":    A Participant's employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Compensation Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or any of its subsidiaries. If a Participant's employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant's Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company, unless the Participant transfers Employment to the Company or any of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of "nonqualified deferred compensation" (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement, or similar or correlative terms will be construed to require a "separation from service" (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the

Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a "separation from service" has occurred. Any such written election will be deemed a part of the Plan.

        "Equity Award":    An Award other than a Cash Award.

        "Fair Market Value":    As of a particular date, (i) the closing price for a share of Company Stock reported on the New York Stock Exchange (or any other national securities exchange on which the Company Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Company Stock is not traded on a national securities exchange, the fair market value of a share of Company Stock determined by the Compensation Committee consistent with the rules of Section 422 and Section 409A to the extent applicable.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

        "Long Term Incentive Cash Award":    An Award denominated in cash that has a performance period of greater than 12 months.

        "Involuntary Employment Action":    As to a Participant means the involuntary termination of the Participant's employment with the Company following a Change in Control, as applicable, (i) by the Company other than for Cause or (ii) upon the occurrence of any of the following circumstances, without the Participant's consent: (a) any adverse and/or material alteration and diminution in the Participant's authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Change in Control, as applicable, or as the same may be increased from time to time thereafter, (b) a reduction of the Participant's base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Change in Control, as applicable, or as the same may be increased from time to time thereafter or (c) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 50 miles, however, that in any case the Participant notifies the Company in writing of the basis for his or her involuntary termination within ninety (90) days of the occurrence of the circumstances and the Company does not cure such circumstances within thirty (30) days thereafter and the Participant terminates his or her employment within thirty (30) days thereafter.

        "NSO":    A Stock Option that is not intended to be an "incentive stock option" within the meaning of Section 422.

        "Participant":    Any eligible individual to whom an Award or Grant is made.

        "Performance Award":    An Award subject to Performance Criteria. The Compensation Committee may grant Performance Awards that are intended to qualify for any performance-based compensation exception under applicable law or regulation now or in the future and Performance Awards that are not intended to so qualify.

        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. For purposes of Awards that are intended to qualify for the performance-based compensation exception under applicable law or regulation, a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of applicable law or regulation): cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or operating earnings); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; credit rating; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; unit volume; productivity; delivery performance; service levels; operating performance; customer satisfaction; diversity of new hires and/or promotions; environmental, social and corporate governance objectives and the return on such objectives; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, divestitures, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, or other strategic business criteria consisting of one or more objectives based on satisfaction of specified revenue goals, geographic business expansion goals or cost targets. To the extent consistent with the requirements for satisfying any performance-based compensation exception under applicable law or regulation, or as otherwise determined by the Compensation Committee, the Compensation Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan":    The 2018 Eversource Energy Incentive Plan, as from time to time amended and in effect.

        "Restricted Stock":    Company Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied.

        "Restricted Stock Unit":    A Company Stock Unit that is, or as to which the delivery of Company Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance, time or other vesting conditions.

        "Retirement".    Termination of employment from the Company, other than for "Cause" on or after the earlier to occur of (x)  attainment of age 65, (y) eligibility for pension payments under the Supplemental Executive Retirement Plan for Officers of the Company, or employment-related agreement with the Company, or (z) attainment of age 55 after completing at least ten years of vesting service under the Company's 401k Plan.

        "SAR":    A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Company Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Company Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

        "Section 409A":    Section 409A of the Code.

        "Section 422":    Section 422 of the Code.

        "Stock or Company Stock":    Common shares of the Company, par value $5.00 per share.

        "Stock Option":    An option entitling the holder to acquire shares of Company Stock upon payment of the exercise price.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Company Stock, to deliver Company Stock or cash measured by the value of Company Stock in the future.

        "Substitute Awards":    Equity Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

        "Termination".    Termination of employment with the Company and any affiliate of the Company in all capacities, including as a common-law employee and independent contractor. Whether a Participant has had a Termination shall be determined by the Committee based on all relevant facts and circumstances with reference to Treasury Regulations Section 1.409A-1(h) regarding a "separation from service" and the default provisions set forth in Regulations Sections 1.409A-1(h)(1)(ii) and 1.409A-1(n).

        "Treasury Regulations".    The Internal Revenue Service's regulations relating to nonqualified deferred compensation plans.

        "Trustee".    A member of the Board, and with respect to the compensation and benefits of a member of the Board who is also an Employee, a non-employee member of the Board.